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                                                                     EXHIBIT 5.1


                                March 28, 1994


Lear Seating Corporation
21557 Telegraph Road
Southfield, MI 48034

  Re:  Registration Statement on Form S-1 of Lear Seating
       Corporation (No. 33-52565) (the "Registration Statement")

Gentlemen:

   We have acted as special counsel to Lear Seating Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-1 of the offer and sale (the "Offering") of up to 10,312,500 shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"). Of the 10,312,500 shares being offered in the Offering, (i) 7,187,500 shares are being offered by the Company (assuming the exercise of the underwriters' over-allotment option) and (ii) 3,125,000 are being offered by a selling stockholder (the "Selling Stockholder").

   This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

   In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement relating to the Common Stock, as filed with the Securities and Exchange Commission (the "Commission") on March 8, 1994 under the Act, the United States preliminary prospectus dated March 16, 1994, the International preliminary prospectus dated March 16, 1994 and Amendment No. 1 to the Registration Statement filed with the Commission on April 1, 1994 (as so amended, the "Registration Statement"); (ii) the Restated Certificate of Incorporation of the Company, which will be in effect prior to the commencement of the Offering (the "Charter"); (iii) the Amended and Restated By-laws of the Company, as currently in effect (the "By-laws"); (iv) the form of the United States underwriting agreement to be entered into by the Company, Lehman Brothers, Kidder, Peabody & Co. Incorporated, Morgan Stanley & Co.
Incorporated and Wertheim Schroder & Co. Incorporated (the "U.S. Underwriting Agreement"); (vii) the form of the International underwriting agreement to be entered into by the Company, Lehman Brothers International (Europe), Kidder, Peabody International Limited, Morgan Stanley & Co. International Limited
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Lear Seating Corporation
March 25, 1994
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and Wertheim Schroder International Limited (the "International Underwriting
Agreement," and together with the U.S. Underwriting Agreement, the "Underwriting Agreements") and (viii) resolutions of the Board of Directors of the Company relating to, among other things, the issuance and sale of the Common Stock and the filing of the Registration Statement. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

   In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

   Based upon and subject to the foregoing, we are of the opinion that <1> upon the filing of the Charter with the Secretary of State of Delaware:

   <2>(a)  The 7,187,500 shares of Common Stock covered by the Registration
Statement, when sold by the Company in accordance with the provisions of the Underwriting Agreements following approval thereof by the Pricing Committee of the Board of Directors of the Company, shall be legally issued, fully paid and non-assessable.

   (b) The 3,125,000 shares of Common Stock covered by the Registration Statement, when sold by the Selling Stockholder in accordance with the provisions of the Underwriting Agreements, shall be legally issued, fully paid and non-assessable.

   We hereby consent to the reference to our firm under the heading
<3> "Legal Matters" in the Prospectus forming a part of the Registration
Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                                Very truly yours,



                            /S/ Winston & Strawn